UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2005

XL CAPITAL LTD
(Exact name of registrant as specified in its charter)

Cayman Islands	1-10809	98-0191089
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

XL House, One Bermudiana Road, Hamilton, Bermuda HM 11
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 292 8515

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                    Results of Operations and Financial Condition.

            The following information is being furnished under Item 2.02, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

            On February 9, 2005, XL Capital Ltd issued the press release attached as Exhibit 99.1 and incorporated by reference herein announcing the results for the fourth quarter and full year of 2004.

Item 9.01.                    Financial Statements and Exhibits.

(c)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Sellers Retrocession Agreement (in respect of the period to 31 December 2000), dated July
24, 2001, between Winterthur International, as Principal Reinsured, and Winterthur Swiss
Insurance Company, as Reinsurer.

10.2	Amended and Restated Sellers Retrocession Agreement (in respect of the period to 30 June
2001), dated February 8, 2002, between XL Winterthur International Re, as Principal
Reinsured, and Winterthur Swiss Insurance Company, as Reinsurer.

10.3	SRA Amendment Letter, dated December 24, 2003, between XL Insurance (Bermuda) Ltd,
Vitodurum Reinsurance Company and Winterthur Swiss Insurance Company.

10.4	Limited Recourse Receivables Financing Facility Agreement, dated July 24, 2001, between
Winterthur Swiss Insurance Company and Winterthur International.

10.5	Agreement, dated December 24, 2003, between Winterthur Swiss Insurance Company and
XL Insurance (Bermuda) Ltd (including the Schedules thereto), relating to the Second
Amended and Restated Agreement for the Sale and Purchase of Winterthur International,
dated February 15, 2001.

99.1	Press Release “XL Capital Reports Fourth Quarter 2004 Net Income of $288.0 Million, or $2.07
Per Ordinary Share, Full Year 2004 Net Income a Record $1.13 Billion, or $8.13 Per Ordinary
Share, Year End 2004 Book Value Per Ordinary Share of $51.98, Up 11% From December 31, 2003”
dated February 9, 2005.

SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      February 9, 2005

XL CAPITAL LTD
(Registrant)

By:	/s/ Jerry de St. Paer

	Name:	Jerry de St. Paer
	Title:	Executive Vice President and
Chief Financial Officer